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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2000, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-KSB for the year ended August 31, 2000 of Eagle Wireless International, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey

July 23, 2001